UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported)   March 24, 2005


                          POLO RALPH LAUREN CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)


                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)


             001-13057                                   13-2622036
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      (Commission File Number)                 (IRS Employer Identification No.)



  650 MADISON AVENUE, NEW YORK, NEW YORK                   10022
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 (Address of Principal Executive Offices)                (Zip Code)


                                 (212) 318-7000
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              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
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         (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.    OTHER EVENTS

On March 24, 2005, the Appellate Division of the New York State Supreme Court affirmed the lower court's March 2004 orders denying the Company's motion to dismiss Jones Apparel Group, Inc.'s (together with Jones Investment Co., Inc., "Jones") claims against the Company for breach of contract in connection with the termination of the "Lauren" trademark license agreements and granting Jones' motion for summary judgment in the Company's action for declaratory judgment that the Lauren license agreements terminated on December 31, 2003.

Jones is seeking $550 million in damages against Polo for Polo's alleged breach of the Lauren license agreements and for allegedly interfering with former Jones employee and current Polo employee Jackwyn Nemerov's employment contract with Jones. The Appellate Division's ruling only related to the Lauren license claim. The issue of damages on the breach of contract claim has not yet been litigated.

                                 SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        POLO RALPH LAUREN CORPORATION


Date:  March 28, 2005                   By: /s/ Tracey T. Travis
                                            -----------------------------------
                                            Name:   Tracey T. Travis
                                            Title:  Senior Vice President and
                                                    Chief Financial Officer